UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2021

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
On May 10, 2021, Wynn Interactive Ltd., an exempted company limited by shares incorporated in Bermuda (“Wynn Interactive”) and indirect, majority owned subsidiary of Wynn Resorts, Limited (“Wynn Resorts”), entered into a business combination agreement (the “Business Combination Agreement”) with Austerlitz Acquisition Corporation I, a Cayman Islands exempted company (“Austerlitz I”) and Wave Merger Sub Limited, an exempted company limited by shares incorporated in Bermuda and a direct, wholly owned subsidiary of Austerlitz I (“Merger Sub”). The Business Combination Agreement provides for, among other things, the consummation of the following transactions (the “Business Combination”): (i) Austerlitz I will transfer by way of continuation from the Cayman Islands to Bermuda and change its name to “Wynn Interactive, Limited”; and (ii) Merger Sub will merge with and into Wynn Interactive (the “Merger”), with Wynn Interactive being the surviving company of the Merger and direct, wholly owned subsidiary of Austerlitz I. Upon closing of the transaction, assuming no share redemptions by the public stockholders of Austerlitz I, Wynn Resorts will retain a 58% equity interest (and 72% voting interest) in Wynn Interactive, Limited. The proposed business combination is expected to close by the end of 2021, subject to approval by Austerlitz I’s stockholders, gaming regulatory approval and other customary closing conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: May 10, 2021	By:	/s/ Craig S. Billings
Craig S. Billings
President and Chief Financial Officer
(Principal Financial and Accounting Officer)